Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 8, 2006, relating to the consolidated financial statements of Abraxas Petroleum Corporation and the effectiveness of Abraxas Petroleum Corporation's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/BDO Seidman, LLP
Dallas, Texas

April 4, 2006

                                                                    Exhibit 23.2


                            DEGOLYER AND MACNAUGHTON
                        4925 GREENVILLE AVENUE, SUITE 400
                                ONE ENERGY SQUARE
                               DALLAS, TEXAS 75206



                                  April 3, 2006





Abraxas Petroleum Corporation
500 N. Loop 1604 East
Suite 100
San Antonio, Texas  78232

Ladies and Gentlemen:

We hereby consent to the incorporation in the "Experts" section of your Registration Statement on Form S-3 dated on or about April 3, 2006, of the references to DeGolyer and MacNaughton and to the use by reference in the "Business" section of information contained in our "Appraisal Report as of December 31, 2006 on Certain Properties owned by Abraxas Petroleum Corporation."


                                         Very truly yours,

                                         /s/ DeGolyer and MacNaughton
                                          ---------------------------
                                             DeGolyer and MacNaughton